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                                                                    EXHIBIT 10.4


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is signed as of the 1st day of July, 1997, by and between Factual Data Corp., a Colorado corporation (hereinafter referred to as "FDC"), and Marcia R. Donnan (hereinafter referred to as "Donnan").

                                WITNESSETH THAT:

         WHEREAS, Donnan has been employed by FDC as a full-time employee of FDC; and

         WHEREAS, FDC and Donnan desire to state in writing the terms and conditions of their agreements and understandings, and to continue the term of Donnan's employment on a full-time basis hereunder;

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, agree as follows:

1.       Term of Employment

         The term shall commence on July 1, 1997, and shall continue through June 30, 2000, unless sooner terminated in accordance with the provisions of Paragraph 14 below.

2.       Duties.

         2.1 It is understood and agreed that Donnan's principal duties on behalf of FDC are and shall be as Executive Vice President and as a member of the Board of Directors, or such responsibilities and title as may be mutually agreed by Donnan and the Board of Directors of FDC.

         2.2 Donnan covenants and agrees that at all times during the term of this Agreement, she shall devote her best efforts to her duties as an employee of FDC, provided, that she shall not be required to work on any set schedule or for any set number of hours.

3.       Compensation

         3.1. Salary. As compensation for the services to be rendered by Donnan for FDC under this Agreement, including services as a director of FDC, Donnan shall be paid the following annual salary, on the same basis (semimonthly) as FDC's payroll, during the term hereof:



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
Term                                                                          Salary
----                                                                          ------
1st Year (July 1, 1997 - June 30, 1998)                                       $ 99,600

2nd Year                                                                      $111,600

3rd Year                                                                      $123,600

         Salary increases shall be paid in the 2nd and 3rd year only in the event that FDC has net income in the immediately preceding fiscal year.

         3.2 Bonus. The employee shall also be entitled to incentive bonuses as, when and if declared by the Board of Directors.

4.       Additional Benefits.

         In addition to, and not in limitation of, the compensation referred to in Paragraph 3, Donnan shall be paid the following additional benefits during the term hereof:

         4.1 Reimbursement. Reimbursement of all reasonable expenses incurred by Donnan in connection with performance of her duties, upon submission of vouchers. Reasonable expenses shall include, but not be limited to all reasonable out-of-pocket expenses for entertainment, automobile expenses, travel, meals, lodging, professional dues and the like incurred by Donnan in the interest of FDC subject to such guidelines and policies as may be promulgated by FDC for senior executives.

         4.2 Death or Disability Payments. In the event of Donnan's total disability or death prior to June 30, 2000, Donnan shall be paid death or disability benefits equal to one year's salary.

         4.3 Life Insurance. Donnan shall continue to be provided with the existing $500,000 life insurance policy (the "Policy") during the term of this Agreement. At the termination of this Agreement, Donnan shall have the right, at her option, to take over full payments on the Policy, and the ownership of the Policy.

         4.4 Comparable Benefits. Donnan shall also be provided with the same additional benefits comparable to other senior management Employees of FDC, including but not limited to health, dental, and disability insurance, Section 401(K) plan, and stock options, and shall be included in any FDC bonus incentive plan established from time to time, and shall receive holiday, sick leave, and vacation benefits (4 weeks per year) on the same basis as is generally available to all senior executives of FDC. Donnan shall be eligible for Stock Options on the same basis as other directors of FDC.


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5.       Disclosure of Information.

         Donnan acknowledges that in and as a result of her employment hereunder, she will be making use of, acquiring and/or adding to confidential information of a special and unique nature and value relating to such matters as FDC's trade secrets, systems, procedures, manuals, confidential reports, and lists of clients. As a material inducement to FDC to enter into this Agreement and to pay to Donnan the compensation stated in Paragraph 3, as well as any additional benefits stated in Paragraph 4, Donnan covenants and agrees that she shall not, other than in the ordinary course of business conducted for FDC, at any time during or following the term of her employment, directly or indirectly divulge or disclose for any purpose whatsoever or appropriate to her own use or to the use of others any confidential information that has been obtained by, or disclosed to her, as a result of her employment by FDC.

6.       Covenant Not to Compete.

         Donnan agrees that she shall not directly or indirectly own, control, operate, manage, consult, own shares in, be employed by, or otherwise participate in any sole proprietorship, corporation, partnership or entity whose primary business is the same or similar to the business of FDC during the term of her employment hereunder, nor for a period of one (1) year after her termination of employment, anywhere within the territory in which FDC does business; provided, that the Board of Directors shall have the right (but not be required) to waive this covenant not to compete in writing, with respect to any specific situation presented to them in advance, in writing by Donnan, where the Board of Directors, at their sole and absolute discretion, deem Donnan's intended participation not to be adverse to FDC's interests.

         The parties hereto recognize that Donnan has been retained as a member of the senior executive management of FDC, and that in said position she is considered to be part of the professional, management and executive staff of the Corporation.

         In the event Donnan violates this covenant of non-competition, both parties acknowledge and agree that FDC shall have the right to bring a lawsuit to enforce this covenant against Donnan, and to obtain equitable relief in the form of an injunction and, where applicable, damages at law; that the District Court for Larimer County, Colorado shall have venue, and exclusive jurisdiction in such lawsuit; and that the Colorado law shall apply.

         In the event FDC must bring such a lawsuit by reason of Donnan's breach of this covenant of non-competition, FDC shall be entitled to recover its reasonable attorneys' fees, costs and expenses of litigation, in the event it prevails in such lawsuit.


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         This covenant of non-competition has been negotiated and agreed to by and between FDC and Donnan with full knowledge of, and pursuant to the requirements of Section 8-2-113(2) Colorado Revised Statutes, as amended from time to time, and is deemed by both parties to be fair and reasonable under the terms of that statute.

7.       Option to Extend.

         At Donnan's and FDC's option, upon their mutual agreement, upon thirty
(30) days prior written notice, the term of this Agreement may be extended for a period of two (2) additional years, on the same terms and conditions as contained herein.

8.       Indemnification.

         So long as Donnan is not found by a court of law to be guilty of a willful and material breach of this Agreement, or to be guilty of willful gross misconduct, she shall be indemnified from and against any and all losses, liability, claims and expenses, damages or causes of action, proceedings or investigations, or threats thereof (including reasonable attorneys' fees and expenses of counsel satisfactory to and approved by Donnan) incurred by Donnan, arising out of, in connection with, or based upon Donnan's services and the performance of her duties pursuant to this Agreement, or any other matter contemplated by this Agreement, whether or not resulting in any such liability; and Donnan shall be reimbursed by FDC as and when incurred for any reasonable legal or other expenses incurred by Donnan in connection with investigating or defending against any such loss, claim, damage, liability, action, proceeding, investigation or threat thereof, or producing evidence, producing documents or taking any other action in respect thereto (whether or not Donnan is a defendant in or target of such action, proceeding or investigation).

9.       Governing Law.

         It is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of Colorado.

10.      Severability.

         The provisions of this Agreement shall be deemed severable, and the invalidity or enforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions.


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11.      Notice.

         Any notice required to be given shall be sufficient if it is in writing and sent by certified or registered mail, return receipt requested, first-class postage prepaid, to her residence in the case of Donnan, and to its principal office in the case of FDC.

12.      Entire Agreement; Cancellation of Prior Agreements.

         12.1 This Agreement contains the entire agreement and understanding by and between FDC and Donnan with respect to the employment of Donnan, and no representations, promises, agreements, or understandings, written or oral, not contained herein shall be of any force or effect. No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the party intended to be bound.

         12.2 No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or at any other time.

13.      Burden and Benefit.

         This Agreement shall be binding upon, and shall inure to the benefit of, FDC and Donnan, and their respective heirs, personal and legal representatives, successors, and assigns and shall be expressly binding upon and inure to the benefit of any person or entity acquiring FDC, by merger, consolidation, purchase of assets or stock, or otherwise.

         The duties of Donnan hereunder are not assignable by Donnan without the prior written consent of FDC, and the interests of Donnan hereunder are not subject to the claims of her creditors, and may not be voluntarily or involuntarily assigned, alienated or encumbered.

14.      Termination.

         14.1 By Donnan. Donnan may at her sole option, terminate this Agreement, upon ninety (90) days written notice to FDC. Upon such termination by Donnan, FDC shall have no further liabilities or obligations to Donnan hereunder; except under Section 8 (Indemnification), and Donnan's only further liabilities to FDC shall be her covenants under Section 5 (Disclosure of Information), and Section 6 (Covenant not to Compete), which Sections shall survive termination of this Agreement.

         14.2 By FDC. FDC may terminate Donnan's employment hereunder during the term or any extended term hereof only (1) in the event of Donnan's death or disability, subject to the provisions of Section 4.2 above; or (2) "for cause," which shall be defined as

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"the failure of Donnan for any reason, within thirty (30) days after receipt by
Donnan of written notice thereof from FDC, to correct, cease, or otherwise alter any action or omission to act that constitutes a material and willful breach of this Agreement likely to result in material damage to FDC, or willful gross misconduct likely to result in material damage to FDC." Upon such termination "for cause" under Section 14.2, FDC shall have no further liabilities to Donnan, except under Section 8 (Indemnification), and Donnan's only further liabilities to FDC shall be her covenants under Section 5 (Disclosure of Information), and
Section 6 (Covenant Not to Compete), which Sections shall survive termination of this Agreement.

15.      Counterparts.

         The Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

         IN WITNESS WHEREOF, FDC and Donnan have duly executed this Agreement as of the day and year first above written.

                                           FDC

ATTEST:                                    FACTUAL DATA CORP.



/s/ Todd Neiberger                         By: /s/ Jerald H. Donnan
---------------------------                   -------------------------------
                                               President


                                           DONNAN:


                                           /s/ Marcia R. Donnan
                                           ----------------------------------
                                           Marcia R. Donnan


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